UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2005

HEALTHSOUTH Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

One HEALTHSOUTH Parkway, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) HEALTHSOUTH Corporation today announced that Lee S. Hillman has resigned, effective immediately, from the HealthSouth Board of Directors, where he served as Chairman of the Audit Committee and as a member of the Finance Committee.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ Gregory L. Doody

Name:	Gregory L. Doody
Title:	Executive Vice President, General Counsel and Secretary

Dated: February 18, 2005

EXHIBIT INDEX

Exhibit Number	Description

99	Press release of HEALTHSOUTH Corporation dated February 18, 2005.

Exhibit 99

News From

FOR IMMEDIATE RELEASE February 18, 2005

HEALTHSOUTH ANNOUNCES CHANGE TO BOARD OF DIRECTORS

Birmingham, Ala. – HealthSouth Corporation (OTC Pink Sheets: HLSH) today announced that Lee S. Hillman, President of Liberation Investment Advisory Group, has resigned, effective immediately, from the HealthSouth Board of Directors, where he served as Chairman of the Audit Committee and as a member of the Finance Committee. The company expects to fill Mr. Hillman’s position on the Audit Committee and the Finance Committee at an upcoming, regularly-scheduled meeting of its Special Committee.

“We thank Lee for his courage in joining the Board during a period of crisis as well as for his steadfast service and his many contributions to HealthSouth over the past year and a half,” said Robert P. May, Chairman of HealthSouth’s Board of Directors. “He is a talented colleague who brought valuable experience and leadership to HealthSouth during a challenging time for the company. Lee’s tireless efforts and active participation helped us achieve many of our successes to date. We wish him well in all of his future endeavors and will certainly miss him.”

About HealthSouth

HealthSouth is one of the nation’s largest providers of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, operating facilities nationwide. HealthSouth can be found on the Web at www.healthsouth.com.

Media Contact
Andy Brimmer, 205-410-2777